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                                                                   Exhibit 10.12


                               STANDBY AGREEMENT


     Standby Agreement ("Agreement") made effective as of this 19th day of July, 1997, by and between:

               WorldCom Inc., a Georgia corporation, having its principal place of business at 515 East Amite Street, Jackson, Mississippi 39201 ("WCOM").

                                      and

               Time Inc. ("Time"), a Delaware corporation, havings its principal place of business at Time Life Building, Rockefeller Center, New York, NY 10020.

                                   PREMISES:

     Time and NetCo Communications Corporation ("NetCo") are parties to a certain Services Provision Agreement ("SPA") dated as effective July 18, 1997, pursuant to which NetCo has agreed to furnish Time with Data Transportation and Delivery Services.

     WCOM is the principal provider of telephony services to NetCo.

     As an express condition subsequent to the continuation of the term of the SPA, Time requires that WCOM agree to furnish or to cause NetCo to furnish, in the event of NetCo's financial inability to perform its material obligations under the SPA, all Services contracted for by Time Inc., for a period commencing upon such inability and continuing for one hundred twenty (120) days following WorldCom's written notification to Time Inc. that WorldCom intends to furnish, or to cause NetCo to furnish, such Services.

     WCOM is agreeable to furnishing or to causing NetCo to furnish, in the event of NetCo's financial inability to perform its material obligations under the SPA, all services contracted for by Time Inc., under the SPA.

     In consideration of the premises and of benefits which may be derived indirectly by WCOM as a result of the SPA, WCOM and Time agree as follows:
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                                   AGREEMENT:

         1. The foregoing premises are repeated herein and made a part hereof. A copy of the SPA is attached hereto as Exhibit 1. Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the SPA.

to furnish or to cause NetCo to furnish, in the event of NetCo's financial inability to perform its material obligations under this Agreement, all Services contracted for by Time Inc., for a period commencing upon such inability and continuing for one hundred twenty (120) days following WorldCom's written notification to Time Inc. that WorldCom intends to furnish, or to cause NetCo to furnish, such Services.

         2. In the event of NetCo's financial inability to perform its material obligations under the SPA, WCOM will furnish, or cause NetCo to furnish, all Services contracted for by Time Inc., for a period commencing upon such inability and continuing for one hundred twenty (120) days following WCOM's written notification to Time that WCOM intends to furnish, or to cause NetCo to furnish, such Services. WCOM shall have no other responsibility or obligation to Time under this Agreement or the SPA.

        3. Time accepts this Agreement as satisfaction of the Condition Subsequent to the SPA.

        4. Nothing in this Agreement shall be deemed to create any right or remedy of any kind whatsoever in any person or party who is not signatory to this Agreement.

             (The balance of this page is left intentionally blank.)

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                                  SIGNATURES:

     We have carefully reviewed this agreement and accept its terms and conditions. We are executing this Agreement to be effective as of the month, day and year first written above.

WorldCom Inc.                                            Time Inc.


By:  /s/ K. William Grothe, Jr.                 By:  /s/ Guy Gleysteen
     -----------------------------                   -------------------------
Name:  /s/ K. William Grothe, Jr.               Name:  Guy Gleysteen
       ---------------------------                     -----------------------
Title:  Vice President                          Title:  Director of Printing
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Attachments:

Exhibit 1:  Service Provision Agreement